EXHIBIT 3.2


                                     BYLAWS
                                       OF
                          TNX TELEVISION HOLDINGS, INC.

                                    ARTICLE I

                                     OFFICES

1.01 Registered Office. The initial registered office of TNX Television Holdings, Inc. (the "Corporation") shall be located in the State of Delaware at 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The location of the registered office of the Corporation may be changed from time to time to such other city and county within the State of Delaware as the Board of Directors may authorize.

1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

2.01 Time and Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02 Annual Meeting. An annual meeting of stockholders shall be held at 10:00 a.m. on such date each year as is determined by the Board of Directors, as stated in the notice of meeting, at which meeting the stockholders shall elect by a plurality vote the number of directors as provided for herein and shall transact such other business as may properly be brought before the meeting.

2.03 Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time exclusively by the order of the Board of Directors or by the Chairman of the Board pursuant to a resolution adopted by a majority of the members of the Board of Directors or written notice by the Chairman of the Board. Such written resolution or written notice shall state the purpose or purposes for which such meeting shall be called. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.04 Notice of Annual or of Special Meeting; Adjournment. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President or the Secretary to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and the place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or, if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under this Section 2.04. Attendance by a stockholder without objection to the notice, whether in person or by proxy, at a stockholders' meeting shall constitute a waiver of notice of the meeting.

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2.05 Business at Special Meeting. The business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

2.06 Meetings by Means of Communications Equipment. Subject to the provisions requiring or permitting notice of meeting, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, stockholders may participate in and hold any meeting of stockholders by means of telephone, video, electronic or Internet conference, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting; provided, however, that participation by any person for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened shall not constitute presence in person.

2.07 Quorum of Stockholders. Except as otherwise provided by statute or the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares entitled to vote represented (i) in person, (ii) by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact, or (iii) if authorized by the Board of Directors, by telephonic, video, electronic, Internet, or similar voting methods, shall constitute a quorum for the transaction of business at a meeting of stockholders. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders so present or represented shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to notice under Section 2.04.

2.08 Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one (1) vote for each share of stock which has the voting power in question held by him and registered in his name on the books of the Corporation on a date fixed pursuant to the provisions of Section 8.05 of these Bylaws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Each stockholder having the right to vote shall be entitled to vote (i) in person, (ii) by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact, or (iii) if authorized by the Board of Directors, by telephonic, video, electronic, Internet, or similar voting methods. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise). No proxy shall be voted or acted upon after three (3) years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders at which a quorum is present, all matters, except where other provision is made by law, the Certificate of Incorporation or these Bylaws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

2.09 Voting List. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, not less than ten (10) days nor more than sixty (60) days before each annual or special meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each stockholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to the stockholders entitled to examine such list or transfer books or to vote at any such meeting of stockholders.

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2.10 Inspectors of Votes. At each meeting of the stockholders, the chairman of such meeting may appoint two (2) Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes, if any, shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

2.11 Action by Written Consent Without a Meeting. Any action to be taken at a meeting of the stockholders required or permitted by law, the Certificate of Incorporation or these Bylaws may be taken without a meeting and without notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall have the same force and effect as if the votes had been cast at a duly noticed, called and convened annual or special meeting of such stockholders. Prompt notice of the taking of any corporate action without a meeting by less than unanimous consent shall be given to all stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice.

                                   ARTICLE III

                               BOARD OF DIRECTORS

3.01 Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders.

3.02 Number of Directors. The number of directors which shall constitute the whole Board of Directors shall not be less than one (1) or more than twelve
(12). Within the limits above specified, the number of directors which shall constitute the whole Board of Directors shall be determined from time to time exclusively by the Board of Directors pursuant to a resolution adopted by at least a majority of the directors. Unless otherwise fixed by resolution of the Board of Directors, the number of directors shall be the number stated in the Certificate of Incorporation.

3.03 Election and Term. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders and each director elected shall hold office until the next succeeding annual meeting and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

3.04 Vacancies. Subject to (i) the rights, if any, of the holders of any preferred stock series designated in accordance with the Certificate of Incorporation and the terms of any Certificate of Designation with respect to the election of additional directors and (ii) the minimum and maximum number of authorized directors, pursuant to the Certificate of Incorporation and these Bylaws, a vacancy occurring in the Board of Directors may be filled by plurality vote in an election at an annual or special meeting of the stockholders called for such purpose, or by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors remains. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

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3.05 Resignation and Removal. Any director may resign at any time upon giving written notice to the Corporation. Subject to (i) the rights, if any, of the holders of any preferred stock series designated in accordance with the Certificate of Incorporation and the terms of any Certificate of Designation with respect to the election of additional directors and (ii) the minimum and maximum number of authorized directors, at any meeting of stockholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the shares then entitled to vote at an election of directors. If the entire Board is removed, then the stockholders shall elect at least one (1) director pursuant to the Certificate of Incorporation and these Bylaws.

3.06 Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the Corporation may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may also be paid their expenses of attendance and fixed compensation for attending committee meetings.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

4.01 First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place either within or without the State of Delaware on the day of the annual meeting of stockholders after the adjournment thereof, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute a meeting, provided a quorum shall be present, or the meeting may be convened at such place and time as shall be fixed by the consent in writing of all the directors. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

4.02 Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Delaware as from time to time shall be prescribed by the consent in writing of all the Board of Directors.

4.03 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by providing notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless, electronic mail or other form of recorded communication, not less than twenty-four (24) hours nor more than thirty (30) days before the date of the meeting. Special meetings shall be called by the Chairman of the Board in like manner and on like notice on the written request of at least two (2) directors. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by telegraph, telex, cable, wireless, electronic mail or other form of recorded communication, or if he shall be present at such meeting.

4.04 Business at Regular or Special Meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

4.05 Meetings by Means of Communications Equipment. Subject to the provisions requiring or permitting notice of a meeting, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or members of any committee designated by such Board of Directors may participate in and hold a meeting of such directors by means of telephone, video, electronic or Internet conference, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting; provided, however, that participation by any person for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened shall not constitute presence in person.

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4.06 Quorum of Directors; Act of Directors. At all meetings of the Board of
Directors, a majority of the Board of Directors at the time in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law or the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.07 Interested Directors and Officers.

A. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose, if:

(1) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

B. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

4.08 Action by Written Consent Without a Meeting. Any action required or permitted by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting and without notice if (i) all members of the Board of Directors or the committee, as the case may be, consent thereto in writing, setting forth the action so taken; (ii) such written consent is signed by all members of the Board of Directors or committee, as the case may be; and (iii) the consent is filed with the minutes of the Board of Directors or the committee, as the case may be. Such consent shall have the same force and effect as the unanimous vote of the directors at any such meeting, had one been held.

                                    ARTICLE V

                             COMMITTEES OF DIRECTORS

5.01 Executive Committee: How Constituted and Powers. The Board of Directors may in its discretion, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these Bylaws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee of directors or to elect or remove officers of the Corporation. The Executive Committee shall have the power and authority to authorize the issuance of capital stock and grant and authorize options and other rights with respect to such issuance. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

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5.02 Executive Committee: Organization. The Chairman of the Executive Committee,
to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

5.03 Executive Committee: Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, telegraph, telex, cable, wireless, electronic mail or other form of recorded communication or be delivered personally or by telephone to each member of the Executive Committee not less than twenty-four (24) hours nor more than thirty (30) days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by telegraph, telex, cable, wireless, electronic mail or other form of recorded communication, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article V, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

5.04 Executive Committee: Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.

5.05 Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 141 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these Bylaws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee or in their respective membership, to elect or remove officers of the Corporation, or to authorize the issuance of shares of the capital stock of the Corporation, except that such a committee may, to the extent provided in said resolutions, grant and authorize options and other rights with respect to the common stock of the Corporation pursuant to and in accordance with any plan approved by the whole Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the whole Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of any such committee, to fill vacancies in it, or to dissolve any such committee, either with or without cause.

5.06 Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

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5.07 Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

                                   ARTICLE VI

                                    OFFICERS

Subject to certain limitations contained elsewhere in these Bylaws, the Board of Directors of the Corporation shall have those powers enumerated below with respect to the officers of the Corporation.

6.01 Officers. The officers of the Corporation shall consist of a President and a Secretary, and may also include a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, one or more Vice Presidents, a Treasurer, a Controller, a Chairman of the Board and such other offices as may be necessary, including assistant officers. Any Vice President of the Corporation may, by the addition of a number or a word or words before or after the title "Vice President," be designated "Senior Executive," "Executive," "Senior," "First," "Second," or "Assistant" Vice President, and may be designated with respect to his function or position with the Corporation. Each officer of the Corporation shall be elected by the Board of Directors as provided in Section 6.02 of these Bylaws. Any two or more offices may be held by the same person. The executive officers of the Corporation shall be the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, one or more Vice Presidents designated by the Board of Directors, and the Chairman of the Board.

6.02 Election. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect a President and a Secretary, neither of whom need be a member of the Board. The Board also may elect one of its members as Chairman of the Board, and may elect such other officers as are provided in
Section 6.01. All officers shall hold their offices for such terms and shall exercise such powers and perform such duties as are described in these Bylaws or as shall be determined from time to time by the Board of Directors.

6.03 Salaries. The salaries of all officers of the Corporation shall be fixed by resolution of the Board of Directors in accordance with these Bylaws.

6.04 Term, Removal and Vacancies. Each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Subject to any employment agreement between any officer and the Corporation, any officer may resign at any time upon giving notice to the Corporation, and the Board of Directors may, at any time, remove any officer whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election as an officer shall not of itself create any contract right in the person so elected. Any vacancy occurring in any office of the Corporation as a result of such officer's death, resignation, removal or otherwise shall be filled by the Board of Directors.

6.05 The Chairman of the Board. The Chairman of the Board of Directors, if any, shall preside at all meetings of stockholders, the Board of Directors and the Executive Committee, and shall have such other authority and perform such other duties as are prescribed by law, these Bylaws and the Board of Directors. The Board of Directors may designate the Chairman of the Board as the Chief Executive Officer of the Corporation, in which case he or she shall have such authority and perform such duties as are prescribed by these Bylaws and the Board of Directors for the office of Chief Executive Officer.

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6.06 The Vice-Chairman of the Board. The Vice-Chairman of the Board, if any,
shall have such authority and perform such other duties as are prescribed by these Bylaws and by the Board of Directors. In the absence or inability of the Chairman of the Board and of the President to act, the Vice-Chairman of the Board shall preside at the meetings of the stockholders, the Board of Directors and the Executive Committee, and shall have and exercise all of the powers and duties of the Chairman of the Board. The Board of Directors may designate the Vice-Chairman of the Board as Chief Executive Officer of the Corporation, in which case he or she shall have such authority and perform such duties as are prescribed by these Bylaws and the Board of Directors for the office of Chief Executive Officer.

6.07 The President. The President of the Corporation shall have such authority and perform such duties as are prescribed by law, these Bylaws, the Board of Directors and the Chief Executive Officer (if the President is not the Chief Executive Officer). If there is no Chairman of the Board, or in his absence or inability to act as the Chairman of the Board, the President shall preside at all meetings of stockholders, the Board of Directors and the Executive Committee. Unless the Board of Directors designates the Chairman of the Board or the Vice-Chairman of the Board as Chief Executive Officer, the President shall be the Chief Executive Officer, in which case he or she shall have such authority and perform such duties as are prescribed by these Bylaws and the Board of Directors for the office of Chief Executive Officer.

6.08 The Chief Executive Officer. Unless the Board of Directors designates the Chairman of the Board or the Vice-Chairman of the Board as Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. Subject to the supervision and direction of the Board of Directors, the Chief Executive Officer of the Corporation shall have general supervision of the business, property and affairs of the Corporation, including the power to appoint and discharge agents and employees, and all powers vested in him or her by law, the Board of Directors, and these Bylaws, or which usually and customarily attach or pertain to the office of President.

6.09 The Chief Operating Officer. The Chief Operating Officer of the Corporation, if any, shall be responsible for all of the Corporation's day-to-day administrative matters, and shall have all other powers vested in him or her by the Board of Directors or the President and these Bylaws.

6.10 The Chief Financial Officer. The Chief Financial Officer of the Corporation shall be responsible all of the Corporation's financial matters and internal and external financial reporting. The Chief Financial Officer shall supervise the Treasurer and Controller of the Corporation.

6.11 Vice Presidents. Unless otherwise determined by the Board of Directors, one of the Vice Presidents shall, in the absence or inability of the President to act, perform the duties and exercise the powers of the President. The respective Vice Presidents shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

6.12 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, record all the proceedings of the meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings as may be prescribed by the Board of Directors or the President. The Secretary shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, which shall be attested by his signature or, in his absence or inability to act, by the signature of an Assistant Secretary, or the Treasurer acting as Assistant Secretary.

6.13 Assistant Secretaries. Unless otherwise determined by the Board of Directors, one or more Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. The Assistant Secretaries shall perform such other duties and have such other powers as the Board of Directors, the President or the Secretary may from time to time prescribe.

6.14 Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or at such other times as the Board of Directors so requires, an account of all his or her transactions as Treasurer, and of the financial condition of the Corporation. The Treasurer shall, in the absence or inability of the Secretary or any Assistant Secretary to act, perform the duties and exercise the powers of an Assistant Secretary. The Treasurer shall be under the supervision of the Chief Financial Officer.

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6.15 Assistant Treasurers. Unless otherwise determined by the Board of
Directors, the Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors, the President or the Treasurer may from time to time prescribe.

6.16 Controller. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Chief Financial Officer, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or the Chief Financial Officer.

6.17 Assistant Controller. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of his inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the President, or the Controller may from time to time prescribe.

6.18 Officer's Bond. If required by the Board of Directors, any officer so required shall give the Corporation a bond (which shall be renewed as the Board of Directors may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind belonging to the Corporation which is in his or her possession or control.

                                   ARTICLE VII

                                 INDEMNIFICATION

7.01 Indemnification of Directors and Officers. The Corporation shall indemnify, to the fullest extent permitted by law and the Certificate of Incorporation, any person who was or is a party or is threatened to be made a party to or is involved in any manner (including as witness) in any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative and whether formal or informal or external or internal to the Corporation by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other Corporation, partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while holding the office of director or officer against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

7.02 Indemnification of Others. The Corporation may, by resolution adopted by the Board of Directors, indemnify, to the fullest extent permitted by law and the Certificate of Incorporation, any person who was or is a party or is threatened to be made a party to or is involved in any manner (including as witness) in any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative and whether formal or informal or external or internal to the Corporation by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of any other Corporation, partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

7.03 Rights Not Exclusive; Survival of Rights. The indemnification and advancement of expenses or provided by or granted pursuant to the Certificate of Incorporation and this Article VII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of these bylaws or relevant provisions of the Delaware General Corporation Law and other applicable law, if any, shall not affect any then existing rights of any person entitled to indemnification or advancement of expenses.

7.04 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII or under the Certificate of Incorporation.

7.05 Mergers. For purposes of this Article VII, references to "the Corporation" shall include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

                                  ARTICLE VIII

                             CERTIFICATES FOR SHARES

8.01 Certificates Representing Shares and Fractions Thereof. The shares and fractions thereof of the Corporation may be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Such signatures may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer at the date of its issue.

Each certificate representing shares and fractions thereof shall include upon the face thereof:

i) the name of the Corporation,

ii) that the Corporation is organized under the laws of the State of Delaware,

iii) the name of the person, persons, entity or entities to whom issued,

iv) the number of shares and fractions thereof represented, and

v) the par or stated value of each share and fraction thereof, and may include such other matters as the Board of Directors may from time to time direct, not inconsistent with law, the Certificate of Incorporation or these Bylaws.

8.02 Restriction on Transfer of Shares and Fractions Thereof. If any restriction on the transfer or registration of shares shall be imposed or agreed to by the Corporation, as permitted by law, the Certificate of Incorporation or these Bylaws, each certificate representing the shares so restricted (i) shall conspicuously set forth a full or summary statement of the restrictions on the face or back of the certificate; or (ii) if such restrictions exist pursuant to a specified document, shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and that the Corporation will furnish to the record holder of the certificate without charge upon written request to the Corporation at its principal place of business or registered office a copy of the specified document, or if such document is one required or permitted to be and has been filed under applicable law, that such specified document is on file in the Office of the Secretary of State of Delaware and contains a full statement of such restriction.

8.03 Transfer of Shares and Fractions Thereof. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

8.04 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued to any stockholder of record in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon a sworn affidavit attesting to the facts and circumstances under which the certificate was lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

8.05 Closing of Transfer Books and Fixing Record Date. For the purpose of determining stockholders (i) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) entitled to receive payment of any dividend or other distribution, or (iii) for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, in any event not to exceed sixty (60) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend or other distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend or distribution is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 8.05, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

8.06 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                   ARTICLE IX

                               GENERAL PROVISIONS

9.01 Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

9.02 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

9.03 Annual Statement. The Board of Directors shall present at each annual meeting, or in the notice of such meeting, a full and clear statement of the business and condition of the Corporation.

9.04 Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

9.05 Fiscal Year. The fiscal year of the Corporation shall be as set forth in a resolution of the Board of Directors.

9.06 Corporate Seal. The Corporation may use a corporate seal and, if so used, such seal shall be circular in form and contain the name of the Corporation. If so used, the corporate seal shall be affixed and attached by the Secretary or an Assistant Secretary upon such instruments or documents as may be deemed appropriate, but the presence or absence of such seal on any instrument or document shall not affect its character or validity or legal effect in any respect.

9.07 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or in any computer recorded or electronic form, including, without limitation, computer records, disks, backup tapes, photographs, microphotographs or any other information storage device or media, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall convert to written record any documents or other records so kept upon the request of any person entitled to inspect the same.

9.08 Waiver of Notice. Whenever any notice is required to be given under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Law of the State of Delaware, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice is required to be given under the provisions of these Bylaws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware shall constitute a waiver of notice of such meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

9.09 Certificate of Incorporation. As used in these Bylaws, "Certificate of Incorporation" shall include any Certificate of Designation of Preferred Stock which may be filed from time to time by the Corporation.

                                    ARTICLE X

                                   AMENDMENTS

The power to alter, amend, or repeal these Bylaws or adopt new Bylaws, subject to repeal or change by action of the stockholders, is vested in the Board of Directors. Thus, these Bylaws may be altered, amended, or repealed or new Bylaws adopted at any regular or special meeting of the Board of Directors by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the total number of members of the Board of Directors, subject to repeal or change by the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Corporation's outstanding shares of common stock, provided that in the notice of such meeting of stockholders notice of such purpose shall be given. The Bylaws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with law or the Certificate of Incorporation.